Exhibit 99.1

                              MINDEN BANCORP, INC.
                            415 MAIN * P. O. Box 797
                          MINDEN, LOUISIANA 71058-0797
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                             318-377-0523 TELEPHONE
                                318-377-0038 FAX
                                www.mblminden.com


                                           PRESS RELEASE

For Release: Immediately                   For Further Information:

                                           A. David Evans, President/CEO
                                           318-377-0523
                                           E-mail-mbldavid@shreve.net
                                           --------------------------
                                                       Or
                                           Becky T. Harrell, Treasurer/CFO
                                           318-377-0523
                                           E-mail-mblbecky@shreve.net
                                           --------------------------




          MINDEN BANCORP, INC. ANNOUNCES DECLARATION OF A CASH DIVIDEND
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                   FOR THE FIRST QUARTER ENDING MARCH 31, 2006
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Minden,  LA.  -April 12,  2006 - Minden  Bancorp,  Inc.  (NASDAQ  OTC BB:  MDNB)
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announced  today that its Board of Directors at their meeting on April 11, 2006, declared its thirteenth cash dividend of $.09 per share on the common stock of the Company payable on May 9, 2006, to the stockholders of record at the close of business on April 25, 2006.

The Company is a holding company which owns all the capital stock of Minden Building and Loan Association, a Louisiana-chartered building and loan association headquartered in Minden, Louisiana. At December 31, 2005, the Company had total assets of $111.3 million, total liabilities of $92.3 million, and total stockholders' equity of $19.0 million.